EXHIBIT 10.2

COMBIMATRIX CORPORATION
STOCK AWARD AGREEMENT

This STOCK AWARD AGREEMENT (this “Agreement”), dated as of                                ,            (the “Effective Date”), is between CombiMatrix Corporation, a Delaware corporation (the “Company”) and                               , an individual resident of                                (“Participant”).  This Stock Award is granted under the CombiMatrix Corporation 2006 Stock Incentive Plan (the “Plan”) and is subject to the terms of that Plan.  This Agreement represents the Company’s unfunded and unsecured promise to issue common stock of the Company, $0.001 par value (“Common Stock”), at a future date, subject to the terms of this Agreement and the Plan.

1.              Award.  The Company hereby grants Participant, subject to the terms and conditions of this Agreement and the Plan, a stock award (the “Stock Award”) with respect to            shares (the “Shares”) of Common Stock.  The Stock Award represents the right to receive the Shares only when, and with respect to the number of Shares to which, the Stock Award has vested (the “Vested Shares”).  The Stock Award is subject to the terms and conditions set forth in this Agreement and in the Plan.  A copy of the Plan will be furnished upon request of Participant.

2.              Vesting.  Subject to the terms and conditions of this Agreement and the Plan, the Stock Award shall vest and be converted into an equivalent number of shares that will be distributed to the Participant as follows:

On or after Each of the Following Dates	Percentage of Shares that Vest

First Anniversary of the Effective Date	25%
Second Anniversary of the Effective Date	25%
Third Anniversary of the Effective Date	25%
Fourth Anniversary of the Effective Date	25%

3.              Termination of Stock Award.

(a)         Except as provided in subsections (b) below, a Participant’s rights under this Agreement with respect to the Stock Award shall terminate at the earlier of (i) the time such Stock Awards are converted into Vested Shares, or (ii) the termination of Participant’s employment with or Service to the Company.  Upon termination of this Agreement in accordance with clause (ii) above, the Participant’s rights to all of the Shares subject to the Stock Award not vested on the date that Participant ceases to be an employee or to provide Service shall be immediately and irrevocably forfeited and the Participant will retain no rights with respect to the forfeited Shares.

(b)         Notwithstanding the provisions of clause (ii) of Section 3(a) above, in the event of termination of Participant’s employment with or Service to the Company as a result of Participant’s death or Permanent Disability while in the employ or Service of the Company, the next vesting date for the Stock Award, as set out in Section 2 above, shall accelerate by twelve (12) months as of such date of termination.  The Participant’s rights in any unvested shares subject to this Stock Award shall terminate at the time Participant ceases to be an employee or provide Service.

4.              Additional Restrictions on Transfer of Stock Award.  During the lifetime of Participant, this Stock Award cannot be sold, assigned, transferred, gifted, pledged, hypothecated or in any manner encumbered or disposed of at any time prior to delivery of the Vested Shares, other than by will or the laws of descent and distribution.

5.              Conversion of Stock Award to Shares; Responsibility for Taxes.

(a)                                 Provided Participant has satisfied the requirements of Section 5(b) below, after the vesting of the Stock Award with respect to Vested Shares, the Vested Shares will be distributed to Participant or, in the event of Participant’s death, to Participant’s legal representative, as soon as practicable, but in no event later than March 15th of the year following the calendar year in which the Stock Award vests.  The distribution to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative, of Vested Shares shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company.  No fractional share of stock shall be issued.

(b)                                 By signing this Agreement, Participant agrees that the Company may withhold from the Vested Shares to be distributed to Participant in accordance with Section 5(a), and cancel and not issue such withheld Vested Shares in satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax or other tax-related withholding (“Tax Related Items”), a number of Vested Shares as is equal to the quotient of (i) the Fair Market Value of the Shares on the date of vesting, (i) divided by the amount of Tax Related Items; provided that the Company shall withhold only the amount of Vested Shares necessary to satisfy the minimum withholding amount.  To the extent that the cumulative Fair Market Value of any Shares withheld pursuant to this Section 5(b) exceeds the value of the Tax Related Items withheld, such excess amount shall be paid to the Participant in cash no later than March 15th of the year following the calendar year in which the Stock Award vests.  To the extent that the Company determines that it is not feasible, or not permissible under applicable law, to withhold in Shares, then prior to the issuance of Vested Shares as provided in Section 5(a) above, Participant shall pay, or make adequate arrangements satisfactory to the Company or to the Participant’s actual employer (in their sole discretion) to satisfy all withholding obligations of the Company and/or the Participant’s actual employer.  In this regard, Participant authorizes the Company or the Participant’s actual employer to withhold all applicable Tax Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Participant’s actual employer.  Participant shall pay to the Company or to the Participant’s actual employer any amount of Tax Related Items that the Company or the Participant’s actual employer may be required to withhold as a result of Participant’s receipt of the Stock Award, the vesting of the Stock Award, or the conversion of vested Stock Award to Shares that cannot be satisfied by the means previously described.  The Company may refuse to deliver Vested Shares to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax Related Items as described herein.  This paragraph shall only apply if the Company is required to withhold taxes due to Participant’s employment relationship with the Company or an Affiliate.

Regardless of any action the Company or the subsidiary of the Company that is Participant’s actual employer takes with respect to any or all Tax Related Items, Participant acknowledges that the ultimate liability for all Tax Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Participant’s actual employer (i) make no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Stock Award, including the grant of the Stock Award, the vesting of Stock Award with respect to Shares, the conversion of the Stock Award into Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Stock Award to reduce or eliminate the Participant’s liability for Tax Related Items.

6.              Change in Control/Hostile Takeover.  This Stock Award may vest on an accelerated basis in connection with a Change in Control (as defined in the Plan) or a Hostile Takeover (as defined in the Plan) pursuant to the terms of the Plan.

7.              Capital Adjustments and Reorganization.  Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to the number and/or class of securities subject to this Stock Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.              Miscellaneous.

(a)         Entire Agreement; Plan Provisions Control.  This Agreement (and any addendum hereto) and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be and binding on all persons having an interest in this Stock Award.  All capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning assigned to them in the Plan.

(b)         Rights of Stockholders.  Prior to the vesting of the Stock Award, and prior to the receipt by the Participant, Participant’s legal representative, or a permissible assignee, of the Vested Shares as provided in this Agreement, neither Participant, Participant’s legal representative nor a permissible assignee of the Stock Award shall be or have any of the rights and privileges of a stockholder of the Company with respect to the Shares issuable to Participant pursuant to the terms of this Agreement.  Participant shall not be entitled to receive dividend equivalents on the Stock Award.

(c)          No Right to Employment.  The grant of this Stock Award shall not be construed as giving Participant the right to be retained in the employ of, or if Participant is a director of the Company or an Affiliate as giving the Participant the right to continue as a director of, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or this Agreement.  Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  This Stock Award shall not form any part of the wages or salary of Participant for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Agreement or the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Participant shall be deemed to have accepted all the terms and conditions of the Plan and this Agreement and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(d)         Governing Law.  The validity, construction and effect of the Plan and this Agreement, and any rules and regulations relating to the Plan and this Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Delaware.

(e)          Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)           No Trust or Fund Created.  Neither the Plan nor this Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to a Stock Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(g)          Headings.  Headings are given to the Sections and subsections of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(h)         Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be addressed to Participant at the address indicated below Participant’s signature line at the end of this Agreement or at such other address as Participant may designate by ten (10) days’ advance written notice to the Company.  Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon the third (3rd) day following deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice.

(i)             Conditions Precedent to Issuance of Vested Shares.  Vested Shares shall not be issued pursuant to the Stock Award unless such issuance and delivery of the applicable Vested Shares pursuant hereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state blue sky laws, the requirements of any applicable Stock Exchange or the Nasdaq Stock Market and the Delaware General Corporation Law.  As a condition to the issuance of the Vested Shares, the Company may require that the person receiving such Vested Shares represent and warrant that the Vested Shares are being acquired only for investment and without any present intention to sell or distribute such Vested Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(j)            Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with the Stock Award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Participant.

(k)         Consultation With Professional Tax and Investment Advisors.  Participant acknowledges that the grant and vesting with respect to this Stock Award, and the sale or other taxable disposition of the Vested Shares, may have tax consequences pursuant to the Internal Revenue Code of 1986, as amended, or under local, state or international tax laws.  Participant further acknowledges that Participant is relying solely and exclusively on Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Participant understands and agrees that any and all tax consequences resulting from the Stock Award and its grant and vesting, and the sale or other taxable disposition of the Vested Shares, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Participant for such taxes or other items.

(l)             Section 409A.  It is intended that all payments or benefits provided pursuant to or in connection with this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended, by virtue of satisfying the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), and this Agreement will be interpreted accordingly.

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date set forth in the first paragraph.

COMBIMATRIX CORPORATION

By:
Name:
Title:

PARTICIPANT:

Name:
Address:

Facsimile: